THE SECURITIES  REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT"),  OR UNDER ANY STATE  SECURITIES LAWS. THESE
SECURITIES MAY NOT BE OFFERED FOR SALE,  SOLD,  TRANSFERRED  OR ASSIGNED  EXCEPT
PURSUANT TO REGISTRATION  UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR
UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY
THAT SUCH REGISTRATION IS NOT REQUIRED.

                              AMENDED AND RESTATED
                               WARRANT CERTIFICATE

                         For Purchase of Warrant Shares

                                       of

                                 DECORIZE, INC.

                                January 21, 2004

     THIS  CERTIFIES  THAT,  for  value  received,  NestUSA,  Inc.,  a  Delaware corporation,  whose  address is 1800 Bering  Drive,  Suite 755,  Houston,  Texas
77057, or registered  transferees or assigns, is entitled,  subject to the terms and  conditions  hereinafter  set forth,  to purchase  from  DECORIZE,  INC.,  a
Delaware  corporation  (the "Company"),  Three Hundred Thousand  (300,000) fully paid  and  nonassessable  Warrant  Shares.  This  Warrant  is  being  issued  in replacement of that certain Warrant issued on February 27, 2002 (which, together with all Warrants  issued in exchange,  transfer or  replacement of any thereof, are  referred  to herein as the  "Warrants")  issued  pursuant  to that  certain
Securities Purchase Agreement dated as of February 26, 2002, and amended by that certain First Amendment to Securities  Purchase Agreement dated as of January 1,
2003 (the  "Agreement"),  between  the  Company  and the  Purchaser  (as defined therein),  and  shall be  entitled  to the  rights  set  forth  therein.  Unless otherwise defined herein,  capitalized terms used in this Warrant shall have the meanings given to such terms in the Agreement.

     This Warrant may be exercised by presentation and surrender of this Warrant
Certificate,  together with (i) a completed and executed Election to Purchase in the form attached as Annex I hereto,  at any time during the Exercise  Period as hereinafter  defined,  at the  principal  office of the Company or at such other office as shall  have  been  theretofore  designated  by the  Company  by notice pursuant  hereto,  and (ii)  payment to the Company of the  applicable  purchase price, as hereinafter set forth.  In certain  contingencies  provided for below, the number of Warrant Shares subject to purchase hereunder or the purchase price thereof are subject to adjustment.

     This Warrant is subject to the following terms and conditions:

     1.   Exercise of Warrant.

          (a) The  purchase  rights  which are  represented  by this Warrant are exercisable at the option of the holder hereof, in whole at any time, or in part from time to time (but not as to a fractional  share of Common Stock) during the
Exercise  Period.  In the case of the purchase of, or the surrender of rights to purchase,  less than all the shares purchasable under this Warrant,  the Company shall  cancel  this  Warrant  upon the  surrender  hereof and shall  execute and deliver a new  Warrant of like tenor for the  balance of the shares  purchasable hereunder.

          (b) The  term  "Exercise  Period"  shall  mean  and  refer to a period commencing  on the date  hereof and ending on the  Expiration  Date (as  defined below).

          (c) The term  "Expiration  Date"  shall mean the first to occur of the following (each, an "Expiration Event"):

               (i) immediately  prior to the acquisition of substantially all of the business or assets of the Company by persons (other than the holders of a majority  of the voting  equity of the  Company)  in a  transaction  or a series of related transactions (other than a transaction or transactions in the nature of a financing) whether by merger,  sale of assets,  acquisition of a  majority  of the  equity  securities  of  the  Company  or  otherwise
     (including  transactions  where the  Company  is the  successor  entity but existing equity holders of the Company immediately prior to the transaction or  transactions  do not own a  majority  of the voting  securities  of the
     Company  following such transaction or  transactions);  provided,  that the
     Expiration  Date shall in no event occur prior to the latter of the closing of such  transaction  or the 30th day after  written  notice to the  holder hereof of such transaction or series of transactions; or

               (ii) December 31, 2005.

     2. Price. The purchase price of each Warrant Share purchasable  pursuant to the exercise of this Warrant (the "Exercise  Price") shall be $1.50,  subject to adjustment as set forth  herein,  payable by bank check or wire transfer of same day funds.  Notwithstanding  the foregoing,  upon exercise of this Warrant,  the holder may deliver in payment of a portion or all of the Warrant Shares, certain of the Warrant  Shares  issuable  upon  exercise of the Warrant,  which shall be valued at the fair  market  value of such stock on the date of  exercise  of the
Warrant. For purposes of this Warrant,  "fair market value" of such shares shall mean: (i) if the principal  trading market for such  securities is a national or regional securities exchange, the average closing price on such exchange for the ten (10) trading days  immediately  prior to such Exercise  Date;  (ii) if sales prices for shares of Common  Stock are  reported by the Nasdaq  National  Market
System or Nasdaq Small Cap Market (or a similar system then in use), the average last  reported  sales price for the ten (10) trading days  immediately  prior to such Exercise Date; or (iii) if neither (i) nor (ii) above are  applicable,  and if  bid  and  ask  prices  for  shares  of  Common  Stock  are  reported  in the over-the-counter  market by Nasdaq  (or,  if not so  reported,  by the  National
Quotation  Bureau),  the  average of the high bid and low ask prices so reported for  the ten  (10)  trading  days  immediately  prior  to  such  Exercise  Date.
Notwithstanding  the  foregoing,  if there is no reported  closing  price,  last reported sales price, or bid and ask prices,  as the case may be, for the period in question,  then the current market price shall be determined as of the latest ten (10)  day  period  prior to such day for  which  such  closing  price,  last reported sales price, or bid and ask prices,  as the case may be, are available, unless  such  securities  have  not  been  traded  on  an  exchange  or  in  the over-the-counter  market  for 30 or more  days  immediately  prior to the day in question,  in which case the current  market price shall be  determined  in good faith by, and reflected in a formal resolution of, the Board of Directors of the
Company.

     3. Anti-Dilution  Provisions.  The Exercise Price in effect at any time and the  number  of  Warrant  Shares  and kind of  securities  purchasable  upon the exercise of this Warrant shall be subject to  adjustment  from time to time upon the happening of any of the following events:

          (a) In case at any time the Company shall  subdivide  its  outstanding shares of Common Stock into a greater  number of shares,  the Exercise  Price in effect immediately prior to such subdivision shall be  proportionately  reduced.
In case at any time the outstanding  shares of Common Stock of the Company shall be  combined  into a smaller  number of  shares,  the  Exercise  Price in effect immediately prior to such combination shall be proportionately increased.

          (b) In case of any reclassification,  capital  reorganization or other change of outstanding  shares of Common Stock, or in case of any  consolidation, merger  or  other  business  combination  of the  Company  with or into  another corporation  or other  entity  (other than a merger with a  subsidiary  in which merger the  Company  shall be the  continuing  corporation  and which  shall not result  in any  reclassification,  capital  reorganization  or other  change  of outstanding shares of Common Stock of the class issuable upon conversion of this
Warrant) or in case of any sale,  lease or conveyance to another  corporation or other  entity of all or  substantially  all of the  assets of the  Company,  the
Company shall cause  effective  provisions to be made so that the holder of this
Warrant, upon exercise of the Warrant Shares receivable upon the exercise of all
Warrant  Shares at any time  after the  consummation  of such  reclassification, change,  consolidation,  merger, sale, lease or conveyance, shall be entitled to receive  for such  shares of  Common  Stock  the  stock or other  securities  or property to which the holder of this Warrant  would have been entitled upon such consummation if such  Conversion  Stock had been converted into shares of Common
Stock immediately prior to such  consummation.  Any such provision shall include provisions  for  adjustments  which  shall  be as  nearly  equivalent  as may be practicable  to the  adjustments  provided for in this  Warrant.  The  foregoing
provisions  of  this   paragraph  (b)  shall   similarly   apply  to  successive
reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations,  mergers, sales, leases or conveyances. In the
event  that,   in   connection   with  any  such   capital   reorganization   or
reclassification,  consolidation,  merger, sale, lease or conveyance, additional shares of Common Stock shall be issued in exchange, conversion,  substitution or payment,  in whole or in part,  for a security of the Company  other than Common
Stock,  any such issue shall be treated as an issue of Common  Stock  subject to the provisions of this Section 3.

     4. Elimination of Fractional  Interests.  The Company shall not be required to issue certificates  representing  fractions of Warrant Shares but will make a payment in cash based on the Exercise Price in effect at that time.

     5. Exchange and Replacement of Warrant. This Warrant is exchangeable,  upon the surrender  hereof by the  registered  holder at the principal  office of the
Company,  for new  Warrants  of like  tenor and date  representing  the right to purchase the number of shares purchasable hereunder, registered in such names as requested by such holder  (subject to the approval and consent of the  Company), each of such new  Warrants to  represent  the right to  purchase  such number of shares  as shall be  designated  by said  registered  holder at the time of such surrender.  Upon receipt by the Company of (a) evidence reasonably  satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in case of  loss,  theft  or  destruction,  and (b)  indemnity  or  security  reasonably satisfactory  to it, and upon  surrender and  cancellation  of this Warrant,  if mutilated,  the Company  will make and  deliver a new Warrant of like tenor,  in lieu of this Warrant.

     6.  Rights  Prior to Exercise  of  Warrant.  Prior to the  exercise of this
Warrant,  the holder of this Warrant shall not, by reason of this Warrant or the shares  underlying  this Warrant,  be entitled to any rights of a stockholder of the  Company,  including  without  limitation  the  right  to vote,  to  receive dividends or other  distributions or to exercise any preemptive rights and shall not thereby be entitled to receive any notice of any  proceedings of the Company except as provided herein.

     7.  Notices.  All  notices,  requests,  consents  and other  communications hereunder  shall be in writing and shall be mailed by first class  registered or certified mail,  postage prepaid,  at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the
Company an  address,  then to, and at the  address  of, the last  holder of this
Warrant who has so furnished an address to the Company.

     8. Transferability;  Successors. This Warrant may not be transferred,  sold or  assigned  without the prior  written  consent of the  Company,  which may be withheld in its sole discretion. The terms of this Warrant shall be binding upon and inure to the  benefit  of the  parties  hereto and their  respective  heirs, executors, personal representatives, successors and assigns and shall be binding upon any person, firm,  corporation or other entity to whom this Warrant and any shares of Common Stock issuable upon exercise hereof are assigned or transferred
(even  if in  violation  of the  provisions  of this  Warrant)  and  the  heirs, executors,  personal  representatives,  successors  and assigns of such  person, firm, corporation or other entity.

     9. Amendment and Waiver. Any changes in or additions to this Warrant may be made,  and  compliance  with any covenant or  provision  herein set forth may be waived,  only if the Company  shall obtain  consent  thereto in writing from the holder of this  Warrant.  Any waiver or consent  shall be effective  only in the specific instance and for the specific purpose for which given.

         10. Governing Law; Venue. This Warrant shall be construed in accordance with and be governed by the laws of the State of Delaware without regard to its conflict of laws provisions. Venue for any dispute or proceeding with respect to this Warrant shall be in the state and federal courts of Greene County,
Missouri.

                      [signatures appear on following page]

     IN WITNESS WHEREOF,  the Company has caused this Warrant to be executed and delivered as an instrument under seal and as of the date first above written.

                                       DECORIZE, INC.
                                       A Delaware corporation

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                                                         ANNEX I

                              ELECTION TO PURCHASE

TO: DECORIZE, INC.

     The  undersigned  owner  of the  accompanying  Warrant  hereby  irrevocably exercises the option to purchase  Warrant Shares in accordance with the terms of such Warrant, directs that the Warrant Shares issuable and deliverable upon such purchase  (together  with any check for a fractional  interest) be issued in the name of and delivered to the undersigned,  and makes payment in full therefor at the Exercise Price provided in such Warrant.

     COMPLETE FOR  REGISTRATION OF WARRANT SHARES ON THE STOCK TRANSFER  RECORDS
MAINTAINED BY THE COMPANY:

                                     ------------------------------------
                                     Name of Warrantholder

                                     ------------------------------------
                                     Address

                                     ------------------------------------
                                     Social Security or Other Identifying Number

                                     Signature: ________________________

                                     Date: ______________________________